EXHIBIT 99.1

                                  Press Release

           Pawnbroker.com's Stockholders Approve Reverse Stock Split;
                    Split to Become Effective August 1, 2001

Pawnbroker.com, Inc. (OTCBB: PBBR), a Delaware corporation (the "Company"), announced today that it has filed a certificate of amendment to its certificate of incorporation to effect a 1 for 10 reverse stock split of its common stock and to reduce its authorized shares to 60,000,000 (consisting of 50,000,000 shares of common stock and 10,000,000 shares of preferred stock) on a post-split basis. Both the reverse split and the reduction in authorized shares will be effective August 1, 2001.

The Company's stockholders approved the reverse split and the reduction in authorized shares at an annual meeting of stockholders held on July 5, 2001.

At the annual meeting, the stockholders also elected Steven Fowler, Joseph Schlader and William Galine to serve as directors of the Company.

Certain information contained in this press release may include forward looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward looking statements are subject to certain risks and uncertainties, including but not limited to the effect of industry, technological, economic and market conditions and those referred to in the discussion of the risks and uncertainties set forth in the Pawnbroker.com, Inc. Annual Report on Form 10-K for the fiscal year ended December 31, 2000, and in the Company's other reports filed pursuant to the Securities Exchange Act of 1934. Readers are cautioned not to place undue reliance on these forward looking statements, which are made as of the date hereof and the Company undertakes no obligation to release any revisions to the forward looking statements to reflect events or circumstances after the date hereof or to reflect unanticipated events or developments.